EXHIBIT 11


        Computation of weighted average number of shares of common stock

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
                                  For the three months ended       For the nine months ended
                                  --------------------------       -------------------------
                                   Sept. 29,       Sept. 27         Sept.29,       Sept. 27,
                                      1995            1996            1995            1996
                                      ----            ----            ----            ----
Shares outstanding at
     beginning of period            10,785          14,933           9,059          11,105

Weighted average shares
     issued                            141               6           1,276           2,644

Incremental shares of
     common stock outstanding
     giving effect to stock
     options and warrant             1,242             256           1,061             536
                                    ------          ------           -----          ------
                                    12,168          15,195          11,396          14,285
                                    ======          ======          ======          ======


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